Alexion Strengthens and Broadens its Executive Leadership Team
Cheshire, CT – September 17, 2014 – Alexion Pharmaceuticals, Inc. (NASDAQ: ALXN) today announced key measures to strengthen and broaden its executive leadership team in line with the Company’s expanding global mission to develop and commercialize life-transforming therapies for patients with severe and rare disorders.
David Hallal is being promoted to the newly created position of Chief Operating Officer and has been appointed to Alexion’s Board of Directors. Mr. Hallal had previously served as Executive Vice President and Chief Commercial Officer, and will continue to lead all commercial operations globally with responsibility for country operations in each of Alexion’s affiliates in EMEA, Japan, Australasia, and Latin America. As Chief Operating Officer, Mr. Hallal will additionally now lead key enterprise-wide initiatives and he will expand his role with external stakeholders.
“David’s focus and commitment to patient care and strong leadership across our operations are an important component of the foundation for Alexion’s future growth,” said Leonard Bell, M.D., Chief Executive Officer of Alexion. “Additionally, David’s increasing role to lead enterprise-wide operations is vital as we expand globally to serve more patients suffering with severe and life-threatening disorders in more countries. As we continue to build Alexion, David’s judgment and experience will be an important additional voice on our Board of Directors.”
Clare Carmichael is being promoted to Executive Vice President and Chief Human Resources Officer (CHRO) from her previous position of Senior Vice President and CHRO. Ms. Carmichael will continue to lead and significantly expand the Company’s global talent initiatives including talent management, talent acquisition, training and development, and compensation and benefits.
“Clare has been a key leader in the ongoing transformation of Alexion across each of our countries, regions, and corporate functions,” said Dr. Bell. “Clare has provided strong leadership to the transformation of Alexion’s talent and structure across the entire organization, including senior management, which has been a critical component of our robust growth. Under Clare’s leadership, Alexion has grown from approximately 800 to more than 2,000 employees across an increasingly complex organization now operating in nearly 50 countries. As we look to our opportunity to serve more patients, Clare’s increased responsibility within the organization is vital as we continue attracting and retaining the highest levels of talent required to serve patients across the globe suffering with devastating and rare disorders.”
John Moriarty, J.D. is being promoted to Executive Vice President and General Counsel from his previous position of Senior Vice President and General Counsel. Mr. Moriarty will continue to lead all of the Company’s legal, government affairs and corporate communications activities, further expanding each of these functions to support the Company’s ongoing global growth.
“John has provided a strong vision of global leadership for the legal, government affairs, and corporate communications functions at Alexion, which have contributed significantly to our growth in the dynamic environments in which we operate,” said Dr. Bell. “Most noteworthy, John has created a world-class legal team who are committed and proactive in supporting the operations necessary to provide optimal care to patients suffering with devastating disorders.”
Additionally, the Company is pleased to announce that Edward Miller, J.D. has joined Alexion in the newly created position of Senior Vice President and Chief Compliance Officer. Mr. Miller will lead all corporate compliance functions globally for Alexion.
“Ed has a very strong background domestically and internationally across all areas of compliance. He has been a strong first-mover in the industry to recognize the importance, and lead the development of cultures and programs that promote compliance,” said Dr. Bell. “As we continue to grow worldwide to best serve patients, our commitment to ethical business practices has never been greater, and Ed will continue to build upon the strong compliance program Alexion has established over the past several years.”
“I am truly excited to be joining a company with such a strong focus on patients and commitment to excellence,” said Mr. Miller. “I hope to build on that culture and enhance the already existing commitment to compliance and ethics as we fulfill our mission of bringing innovative treatments to patients with devastating conditions around the world.”
All four executives will report directly to Dr. Bell.
The promotions of Mr. Hallal, Ms. Carmichael, and Mr. Moriarty, and the addition of Mr. Miller, are designed to facilitate the further growth of Alexion to serve more patients with severe and devastating disorders around the world.
David L. Hallal
Mr. Hallal joined Alexion in 2006 to initiate the Company’s U.S. commercial operations, and has played the principal role in building Alexion’s successful global commercial platform to serve patients with severe and life-threatening rare disorders. From his initial role where he led the highly successful U.S. launch of the Company's first product, Soliris® (eculizumab) in 2007, Mr. Hallal has progressively expanded his responsibilities to Chief Commercial Officer. In addition to his leadership of all commercial operations globally, Mr. Hallal has responsibility for country operations in each of Alexion’s affiliates in EMEA, Japan, Australasia, Latin America. Mr. Hallal serves on all key management decision-making committees. Mr. Hallal has more than 25 years of experience in the biopharmaceutical industry, and prior to Alexion he held commercial leadership positions at OSI Eyetech, Biogen Idec and Amgen. Mr. Hallal holds a B.A. from the University of New Hampshire.

Clare Carmichael
Clare Carmichael joined Alexion in 2011 and has markedly impacted Alexion’s ability to grow our organization across an expanding and large global platform at a rapid rate with the highest quality of staff. Under Ms. Carmichael’s leadership, Alexion has grown from approximately 800 to more than 2,000 employees operating in nearly 50 countries. Ms. Carmichael has 30 years of HR leadership experience in global pharmaceutical and biotech organizations, and prior to Alexion, she held leadership positions at Watson Pharmaceuticals, Schering-Plough Corporation, Eyetech Pharmaceuticals, and Pharmacia Corporation. Ms. Carmichael received a bachelor’s degree from Rider University and completed the University of Michigan Human Resources Executive Program.
John B. Moriarty, J.D.
John Moriarty joined Alexion in 2012 and has provided significant leadership across his areas of responsibility including all global legal matters as well as the Global Government Affairs and Corporate Communications teams. Prior to joining Alexion, Mr. Moriarty was General Counsel and Chief Legal Officer at Elan Corporation plc, and held several legal leadership positions at Amgen, was an attorney in the healthcare practice of a national law firm’s Washington, D.C. and New York offices, and was a healthcare fraud prosecutor in the U.S. Attorney’s Office and the Virginia Attorney General’s Office. Mr. Moriarty holds a J.D. from the University of Georgia School of Law and a B.A. from the University of Virginia.
Edward Miller, J.D.
Mr. Miller has joined Alexion in the newly created position of Senior Vice President and Chief Compliance Officer. Mr. Miller will lead all compliance functions globally for Alexion. From 2000 to 2013, Mr. Miller held numerous compliance and legal leadership positions at Boehringer Ingelheim Pharmaceuticals/Boehringer Ingelheim GmbH, including Vice President, Associate General Counsel, Global Litigation & Government Investigations, Vice President/Acting Global Compliance Officer, Vice President, Chief Compliance Officer and Head of Litigation, and Chief Compliance Officer, Head of Litigation. At Boehringer Ingelheim, Mr. Miller established the U.S. Compliance function and helped build the Global Compliance function. Mr. Miller was previously a Senior Trial Attorney in the U.S. Department of Justice, Civil Rights Division. Mr. Miller obtained his undergraduate degree from Princeton University and law degree from Rutgers University School of Law.
About Alexion
Alexion is a biopharmaceutical company focused on serving patients with severe and rare disorders through the innovation, development and commercialization of life-transforming therapeutic products. Alexion is the global leader in complement inhibition and has developed and markets Soliris® (eculizumab) as a treatment for patients with PNH and aHUS, two debilitating, ultra-rare and life-threatening disorders caused by chronic uncontrolled complement activation. Soliris is currently approved in nearly 50 countries for the treatment of PNH, and in nearly 40 countries for the treatment of aHUS. Alexion is evaluating other potential indications for Soliris in additional severe and ultra-rare disorders beyond PNH and aHUS, and is developing other highly innovative biotechnology product candidates across multiple therapeutic areas. This press release and further information about Alexion can be found at www.alexionpharma.com.
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Alexion Contacts:

Media
Irving Adler, 203-271-8210
Executive Director, Corporate Communications

Kim Diamond, 203-439-9600
Senior Director, Corporate Communications
Investors
Elena Ridloff, 203-699-7722
Executive Director, Investor Relations